EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Submits New Bid to Arizona Public Service

PHOENIX, AZ – Tuesday, June 29, 2010 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) today announced it has submitted a comprehensive bid with the assistance of a tier-one wind turbine manufacturer partner to Arizona Public Service Co. (APS), for the supply of 15 megawatts of clean, renewable wind energy to be sourced from the Company’s Snowflake wind project located in Navajo County, Arizona.

APS provides electricity to more than 1 million customers, serving 11 of Arizona’s 15 counties. APS issued a formal solicitation for renewable energy (including wind, solar and biomass) generated from utility scale facilities of between 2 and 15 megawatts on April 27, 2010, and requested all bids from interested suppliers be submitted by June 24, 2010.

Successful bidders are expected to be advised by APS of their inclusion on a “short list” on or before August 26, 2010.

NACEL Energy Chief Executive Officer Mark Schaftlein stated:

“Since we announced Snowflake last July (see Company’s news release and 8-K filed July 28, 2009) we have made substantial progress. We first obtained 3 years of meteorological tower data to quantify the wind resource at our location in Navajo County. We then submitted our plan of electrical interconnection to APS (see Company’s news release and 8-K filed December 31, 2009) and completed additional important engineering work related to wind turbine placement and power collection. In preparing our RFP submission, we were assisted by a tier-one wind turbine manufacturer, enabling us to submit a comprehensive and competitive bid.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work on its latest Snowflake project in Arizona in addition to Leila Lake, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle.  NACEL Energy currently anticipates generating an aggregate 130 megawatts, or more, of new wind power upon their completion. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

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EXHIBIT 99.1

NACEL Energy
The WIND POWER COMPANYTM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Shareholder Services
1-888-242-5848